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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports to the Stockholders of Wheelabrator Technologies Inc., included (or incorporated by reference) in this Form 10-K, and into the registrant's previously filed Registration Statements on Form S-8 (registration nos. 33-31523, 33-13720, 33-47989 and 33-48837) and into the registrant's previously filed Registration Statement on Form S-4 (registration no. 33-36118) and into the registrant's previously filed Registration Statement on Form S-3 (registration no. 33-59606).



                                     /s/ Arthur Andersen & Co.
                                     ARTHUR ANDERSEN & CO.



New York, New York,
March 25, 1994